UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2025

CareTrust REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (949) 542-3130

905 Calle Amanecer, Suite 300, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 11, 2025, CareTrust REIT, Inc. (“CareTrust” or the “Company”) announced (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) a firm intention to make a cash offer (the “Offer”) to acquire (the “Acquisition”), through its wholly-owned direct subsidiary, CR United Bidco Limited (“Bidco”), the entire issued and to be issued ordinary share capital (other than Scheme Restricted Shares (as defined in the Rule 2.7 Announcement)) of Care REIT plc (“Target”). The Acquisition is intended to be implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the United Kingdom Companies Act 2006.
Rule 2.7 Announcement
Under the terms of the Scheme, Target shareholders, other than any Sanctions Disqualified Shareholders (as defined in the Rule 2.7 Announcement) will be entitled to receive 108 pence in cash for each Target share they hold, which values the Target’s existing issued and to be issued ordinary share capital at approximately US$577 million, and, together with the assumption of Target’s net debt of approximately US$240 million, represents a total purchase price of approximately $US817 million.1
Completion of the Acquisition is conditioned on (i) approval of the Scheme by the relevant Target shareholders by a majority in number of Target shareholders also representing not less than 75% in value of the Target shares, in each case present and voting, either in person or by proxy, at the Target shareholders’ meeting to be convened pursuant to an order of the High Court of Justice of England and Wales (the “Court”); (ii) sanction of the Scheme by the Court; and (iii) other customary conditions (the “Conditions”). The Conditions are generally described in the Rule 2.7 Announcement and the full terms and conditions of the Acquisition will be set forth in full in the document to be sent to Target shareholders (the “Scheme Document”). The Offer is subject to termination if not completed by 11:59 pm (London time) on July 9, 2025 (or such later date (if any) as the Company and Target may agree with the consent of the United Kingdom Panel on Takeovers and Mergers (the “Panel”) and as the Court may approve (if such approval(s) is/are required)) (the “Long Stop Date”). The transaction has been unanimously approved by the boards of directors of both the Company and Target.
Subject to the satisfaction or waiver of the Conditions, it is expected that the Acquisition will be completed in the second quarter of 2025.
The Company is entitled to implement the Acquisition by way of a takeover offer (as defined in Part 28 of the Companies Act) in certain circumstances, subject to the terms of the Co-operation Agreement (and as further discussed below) and the consent of the Panel.
The foregoing summary of the Rule 2.7 Announcement is subject to, and qualified in its entirety by, the text of the Rule 2.7 Announcement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference (other than the comments of Dave Sedgwick, CEO and President of CareTrust and Simon Laffin, Chair of Target, on the Acquisition).
Co-Operation Agreement
On March 11, 2025, CareTrust, Bidco and Target entered into a co-operation agreement (the “Co-operation Agreement”), pursuant to which, among other things, CareTrust, Bidco and Target have agreed to (i) cooperate in respect of the preparation of the required offering documents and (ii) certain provisions if the Acquisition will be implemented via a takeover offer rather than the Scheme.
The Co-operation Agreement contains certain customary termination rights providing for termination of the agreement in certain circumstances, including, among others, and subject to certain conditions:
(i)by the written agreement of CareTrust, Bidco and Target at any time prior to the Effective Date (as defined in the Co-operation Agreement);
(ii)if the Rule 2.7 Announcement is not released via a Regulatory Information Service (as defined in the Co-operation Agreement) by 5.30 p.m. on March 11, 2025 (unless, prior to that time, CareTrust, Bidco and Target have agreed upon another time);
(iii)upon written notice from Bidco to Target if an Adverse Recommendation Change (as defined in the Co-operation Agreement) occurs;
(iv)upon written notice from Bidco to Target or Target to Bidco if one or more of the following occurs:
a.prior to the Long Stop Date, any Condition (as defined in the Co-operation Agreement) has been invoked by Bidco (where the invocation of the relevant Condition is permitted by the Panel);
1 Payments will be in Great British Pounds but are expressed in US dollars based on the exchange rate of 0.7754 GBP to 1.00 USD on March 10, 2024.

b.a Competing Proposal (as defined in the Co-operation Agreement) (1) is recommended by the board of directors of Target or any committee thereof; or (2) completes, becomes effective or is declared or becomes unconditional;
c.if the Acquisition is, with the permission of the Panel (if required), terminated, withdrawn or lapses in accordance with its terms prior to the Long Stop Date (other than where such lapse or withdrawal is as a result of the exercise of Bidco’s right to effect a Switch (as defined in the Co-operation Agreement) and such Switch is an Agreed Switch (as defined in the Co-operation Agreement);
d.the Scheme is not approved by the requisite majority of the Target shareholders, the requisite resolutions are not passed by the requisite majority of the Target shareholders, or the Court refuses to sanction the Scheme and, in any such case, within two business days of a request from Bidco following such occurrence, Target fails to give its consent to implement the Acquisition by way of a takeover offer rather than the Scheme;
e.the Court Meeting or the General Meeting or the Court Hearing (each as defined in the Co-Operation Agreement) is/are not held on or before the 22nd day after the expected date of such meeting or hearing as may be set out in the Scheme Document (or such later date as may be agreed in writing between Target, Bidco and CareTrust with the consent of the Panel and the approval of the Court (if such approval is required)); or
f.unless otherwise agreed by the Target, Bidco and CareTrust in writing, if the Effective Date has not occurred by the Long Stop Date.
The foregoing summary of the Co-Operation Agreement is subject to, and qualified in its entirety by, the text of the Co-Operation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Irrevocable Undertakings
On March 11, 2025, each member of the board of directors of Target (each of whom hold, directly or indirectly, Target shares), Mahesh Patel (and an associated trust), and Andrew Cowley (the managing partners of Target’s investment manager) and the investment manager itself (together, the “Shareholders”) each delivered to Bidco a deed of irrevocable undertaking (collectively, the “Undertakings”) under which each such Shareholder agrees, among other things, to vote its Target shares in favor of the Scheme and against any proposal that would impede or frustrate the Acquisition. The Undertakings represent an aggregate of 12,305,991 Target shares, or approximately 3% of Target’s outstanding shares as of March 10, 2025.
The Undertakings will remain in effect if the Company and Bidco elect to effect the Acquisition by way of a takeover offer.
Financing of the Acquisition
CareTrust intends to finance the consideration payable to Target’s shareholders under the Acquisition by utilizing borrowings under CareTrust’s existing unsecured revolving credit facility provided for under that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of December 18, 2024, by and among CTR Partnership, L.P., CareTrust, KeyBank National Association as administrative agent, and certain other guarantors, lenders, arrangers, managers, syndication agents, and documentation agents that are parties thereto (the “Credit Agreement”).
In accordance with Rule 2.7(d) of the Code, Piper Sandler Limited, in its capacity as financial adviser to Bidco, has confirmed in the Rule 2.7 Announcement that it is satisfied that sufficient resources are available to Bidco to satisfy in full the cash consideration payable to Target shareholders under the terms of the Acquisition.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the financing of the Acquisition set forth in Item 1.01 above is incorporated by reference into this Item 2.03. The material terms of the Credit Agreement are incorporated herein by reference to the description thereof contained in Item 1.01 of the Current Report on Form 8-K filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on December 19, 2024.
Item 7.01    Regulation FD Disclosure.
On March 11, 2025, CareTrust issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits	Description

2.1	Rule 2.7 Announcement, dated March 11, 2025.

10.1	Co-operation Agreement, dated March 11, 2025, by and between the Company, Bidco and Target.

99.1	Press Release dated March 11, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Further Information; No Offer or Solicitation
This communication is for information purposes only and is not intended to and does not constitute or form any part of an offer to purchase, or solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer to purchase would be unlawful or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition shall be made solely by means of the Scheme Document which, together with the forms of proxy, shall contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information in the Scheme Document (or, if the Acquisition is implemented by way of a takeover offer, the document to be sent to Target shareholders which will contain the terms and conditions of such takeover offer (the “Takeover Document”)).
Additional Information
The Acquisition is being made to acquire the securities of an English company by means of a scheme of arrangement provided for under the laws of England and Wales. The Acquisition is not subject to the proxy solicitation or tender offer rules under the Exchange Act or other requirements of United States law. The Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the United States under the Exchange Act, including United States proxy solicitation or tender offer rules.
The financial information included in the Rule 2.7 Announcement and the Scheme Document (or, if the Acquisition is implemented by way of a takeover offer, the Takeover Document) has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of United States companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. Generally accepted accounting principles in the United States differ in significant respects from accounting standards applicable in the United Kingdom.
Neither the SEC, nor any United States state securities commission or any securities commission of other jurisdictions, has approved or disapproved the Acquisition, passed judgement upon the fairness or the merits of the Acquisition or passed judgement upon the adequacy or accuracy of the Rule 2.7 Announcement. Any representation to the contrary may be a criminal offence in the United States.
If Bidco were to elect to implement the Acquisition by means of a takeover offer and determines to extend the takeover offer into the United States, such takeover offer would be made in compliance with all applicable United States laws and regulations, including to the extent applicable Section 14(e) of the Exchange Act and Regulation 14E thereunder, and in accordance with the Code. Such a takeover would be made in the United States by Bidco and no one else. Accordingly, the Acquisition would be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments that are different from those applicable under United States domestic tender offer procedures and law.
If the Acquisition is implemented by way of a takeover offer, and it is determined that Rule 14e-5 of the Exchange Act applies to the takeover offer, then in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the Exchange

Act, Bidco or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Target outside of the United States, other than pursuant to the Acquisition, until the date on which the Acquisition becomes effective, lapses or is otherwise withdrawn.
The receipt of cash pursuant to the Acquisition by a Target shareholder in the United States as consideration for the transfer of his, her or its shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes and under applicable United States state and local, as well as foreign and other, tax laws.
Each Target shareholder in the United States is urged to consult his, her or its independent professional adviser immediately regarding the tax consequences of the Acquisition.
It may be difficult for Target shareholders in the United States to enforce their rights and claims arising out of the United States federal securities laws, since the Target is located in a country other than the United States, all of its officers and directors are residents of countries other than the United States, and all of its assets are located outside of the United States. Target shareholders in the United States may not be able to effect service of process within the United States on a non-United States company or sue a non-United States company or its officers or directors in a non-United States court for violations of United States securities laws. Further, it may be difficult to compel a non-United States company and its affiliates to subject themselves to a United States court's jurisdiction and judgement.
Sanctions Disqualified Shareholders should refer to paragraph 11 of the Rule 2.7 Announcement, which contains important information in relation to such holders.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This Form 8-K contains certain statements which are, or may be deemed to be, forward-looking statements (including for the purposes of the US Private Securities Litigation Reform Act of 1995), beliefs or opinions. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "envisage", "estimate", "intend", "plan", "goal", "believe", "hope", "aims", "continue", "will", "may", "should", "would", "could", or other words of similar meaning. Such forward looking statements include, but are not limited to, statements regarding the following: industry and demographic conditions, the care home investment and financing environment, the Target’s future growth prospects, the benefits of the acquisition, and the ability of the Company to effectively combine the operations of the Target with its own operations. These statements are based on assumptions and assessments made by the Target, and/or the Company in light of their experience and their perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this Form 8-K could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given by the Company that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Form 8-K. Neither the Company nor Bidco assumes any obligation and the Company and Bidco disclaim any intention or obligation, to update or correct the information contained in this Form 8-K (whether as a result of new information, future events or otherwise), except as required by applicable law or regulation.
The forward-looking statements have not been reviewed by the auditors of the Target, the Company or Bidco or their respective financial advisers. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements is the satisfaction of the conditions and the risks discussed in the Company's filings with the SEC, which can be accessed at https://www.sec.gov/edgar/browse/?cik=1590717, (including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including in the section entitled “Risk Factors” in Item 1A of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC), as well as additional factors such as (i) changes in global, political, economic, business, competitive, market and regulatory forces, (ii) future currency exchange and interest rates, (iii) the ability of the Company to integrate the Target’s operations and to achieve the benefits expected to result from the acquisition, (iv) future business combinations or dispositions, (v) the ability and willingness of tenants to meet and/or perform their obligations under leases, including without limitation, their respective obligations to indemnify, defend and hold the Company or the Target harmless from and against various claims, litigation and liabilities; (vi) the ability of tenants to comply with applicable laws, rules and regulations in the operation of the properties leased to them, (vii) the ability of the Company and its affiliates (including, after the acquisition, the Target) to generate sufficient cash flows to service outstanding indebtedness, the Company's and, after the acquisition, the Target's access to debt and equity capital markets, (viii) the Company’s ability to retain key management personnel, (ix) the risk that the Company may have to incur impairment charges related to its assets held for sale if it is unable to sell such assets at the prices it expects, (x) changes in tax laws and tax rates, (xi) the impact of healthcare reform legislation, and (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments. Such forward-looking statements should therefore be construed in the light of such factors. Neither the Company nor Bidco, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Form 8-K will actually occur.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2025	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
William M. Wagner
Chief Financial Officer and Treasurer